Exhibit 4.1

Form of Subscription Agreement

SUBSCRIPTION AGREEMENT (this “Agreement”) made as of the date set forth on the signature page hereof between DrugMax, Inc., a Nevada corporation having a place of business at 25400 U.S. Highway 19 North, Suite 137, Clearwater, Florida 33763 (the “Company”) and the undersigned (the “Subscriber”).

W I T N E S S E T H:

WHEREAS, the Company is offering (the “Offering”) to a limited number of “accredited investors” as that term is defined by Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Act”), 1,000,000 shares of its common stock, par value $.001 per share (“Common Stock”), at a price per share equal to $3.21 (the “Offering Price”). The term “Shares” as used herein means the shares of Common Stock sold in the Offering;

WHEREAS, the Subscriber desires to purchase that number of Shares set forth on the signature page hereof on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I. SUBSCRIPTION FOR COMMON STOCK AND REPRESENTATIONS BY SUBSCRIBER

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of shares of Common Stock and the Company agrees to sell such number of shares of Common Stock to the Subscriber as is set forth upon the signature page hereof at the Offering Price. The Offering Price is payable in immediately available funds by cashier’s check or money order made payable to Shumaker, Loop & Kendrick, LLP, (the “Escrow Agent,”) contemporaneously with the execution and delivery of this Agreement and Exhibit A by the Subscriber. Subscribers may also pay by wire transfer of immediately available funds to:

Shumaker, Loop & Kendrick, LLP

Send to: Northern Trust Bank

425 North Florida Avenue

Tampa, FL 33602

(813) 277-0900

ABA# 066009650

Shumaker, Loop & Kendrick, LLP IOTA Account

Account # 7510000146

Please request immediate credit of funds (Type Code 12).

The certificates representing the Shares will be delivered by the Company within 10 days following the Closing of the Offering as set forth in Article III hereof.

1.2 The Subscriber recognizes that the purchase of the Shares involves a high degree of risk including, but not limited to, the following: (i) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (ii) the Subscriber may not be able to liquidate his/its investment; (iii) transferability of the Shares is extremely limited; (iv) in the event of a disposition of the Shares, the Subscriber could sustain the loss of his/its entire investment; (v) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future and (vi) the uncertainty related to the Merger (as defined below).

1.3 The Company has executed a letter of intent, in the form attached hereto as Exhibit A, regarding a possible merger (the “Merger”) of Familymeds, Inc., a private pharmacy chain based in Farmington, CT (“Familymeds”), with and into the Company. The parties are still in the preliminary stages of negotiating the proposed Merger and there can be no assurances that the Merger will be consummated. Both parties are currently conducting due diligence. The transaction is subject to various contingencies, including the completion of the due diligence, both parties’ satisfaction with the results of such due diligence, the negotiation of a mutually acceptable merger agreement (which is still in the early, preliminary stages), financing, regulatory approval, third-party approvals, board approval and stockholder approval. There can be no assurances that the Merger will be consummated, nor can there be any certainty regarding the timing of the Merger. If consummated, the Merger will have a material impact on the Company, but the Company cannot currently predict whether that impact will be positive or negative. Although DMAX will be the surviving corporation in the merger, from an accounting perspective, the Company expects that Familymeds will be considered to be the acquiror. The combined company will be materially different from the Company as it presently operates. There can be no assurances with regard to how the market will react to the Merger, nor can the Company assure you that it will be able to integrate the operations of Familymeds or that the combined company will be successful after the Merger. The Company has never operated in the markets that Familymeds operates and the Company’s management has no experience operating in these markets. It is currently contemplated that in the Merger, Familymeds Group, Inc., Familymeds’ sole shareholder (“Group”), will receive shares equal to 65% of the shares of the Company outstanding after the merger, which means that it will unilaterally control the Company. If the Merger is not consummated, you will be acquiring an interest in the Company only (as currently operated), and the Company’s stock price may decrease in value to the extent that the market views the abandonment of the Merger as a negative factor. The Company cannot currently inform you as to the details of the merger agreement because it has not yet been negotiated, but the Company believes that Group may distribute a certain portion of the shares of the Company that it receives in the Merger to certain of its executive officers. Familymeds is a private company. You hereby represent to the Company that you have not received any information about Familymeds from the Company or any of its representatives or agents, including the Placement Agent (as defined below), and that, in making an investment decision with regard to your investment in the Company, you have relied solely on your own due diligence with regard to Familymeds and the Merger.

1.4 The Subscriber represents that the Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act, as indicated by the Subscriber’s responses to the questions contained in Article VII hereof, and that the Subscriber is able to bear the economic risk of an investment in the Company. If the Subscriber is a natural person, the Subscriber has reached the age of majority in the state or other jurisdiction in which the Subscriber resides, has adequate means of providing for the Subscriber’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

1.5 The Subscriber hereby acknowledges and represents that (i) the Subscriber has prior investment experience, including investment in securities which are non-listed, unregistered and/or not traded on the Nasdaq National or SmallCap Market, a national stock exchange nor on the National Association of Securities Dealers, Inc. (the “NASD”) automated quotation system for actively traded stocks (“Nasdaq”), or the Subscriber has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by the Company to the Subscriber and to all other prospective investors in the Shares and to evaluate the merits and risks of such an investment on the Subscriber’s behalf; (ii) the Subscriber recognizes the highly speculative nature of this investment; and (iii) the Subscriber is able to bear the economic risk which the Subscriber hereby assumes.

1.6 The Subscriber hereby acknowledges receipt and careful review of the following documents filed by the Company with the Securities and Exchange Commission (collectively, the “SEC Filings”): (a) Annual Report on Form 10-K for the year ended March 31, 2003 (the “10-K”); (b) Quarterly Reports on Form 10-Q for each of the quarters ended June 30, 2003, September 30, 2003 and December 31, 2003, respectively; (c) all Current Reports on Form 8-K filed after the filing of the 10-K and (d) the Company’s most recent definitive proxy materials. Subscriber further represents that the Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company which the Subscriber, its investment advisor, attorney and/or accountant has requested or desired to know, including information about the Merger, has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering, the Company and the Merger, and has received any additional information which the Subscriber has requested. The SEC Filings, this Subscription Agreement and the Summary of Terms are collectively referred to herein as the “Offering Documents.”

1.7 (a) The Subscriber has relied solely upon the information provided by the Company and Subscriber’s own independent investigation in making the decision to invest in the Shares. The Subscriber is familiar with and understands the terms of the Offering, including the rights to which the Subscriber is entitled under this Agreement. The Subscriber has been furnished with and has carefully read the SEC Filings. In evaluating the suitability of an investment in the Company, the Subscriber has not relied upon any representation or other information (whether oral or written) from the Company, or any agent, employee or affiliate of the Company other than as set forth in the Offering Documents and the results of Subscriber’s own independent investigation. To the extent necessary, the Subscriber has retained, at his/its sole expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Shares hereunder.

(b) The Subscriber represents that no Shares or other securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Subscriber did not: (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

1.8 The Subscriber hereby represents that the Subscriber, either by reason of the Subscriber’s business or financial experience or the business or financial experience of the Subscriber’s professional advisors, has the capacity to protect the Subscriber’s own interests in connection with the transaction contemplated hereby.

1.9 The Subscriber hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the “SEC” or the “Commission”) or any state securities regulatory authority or other governmental body or agency, since the Offering is intended to be exempt from the registration requirements of Section 5 of the Act pursuant to Regulation D promulgated under the Act. The Subscriber shall not sell or otherwise transfer the Shares unless such transfer is registered under the Act or unless an exemption from such registration is available. The Subscriber understands that if required by the laws or regulations of any applicable jurisdictions, the Offering contemplated hereby will be submitted to the appropriate authorities of such state(s) for registration or exemption therefrom.

1.10 The Subscriber understands that the Shares have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the Subscriber’s investment intention. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Shares for the Subscriber’s own account for investment purposes only and not with a view toward the resale or distribution to others and has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Shares to any other person. The Subscriber, if an entity, also represents that it was not formed for the purpose of purchasing the Shares.

1.11 The Subscriber understands that although there currently is a public market for the Company’s Common Stock, Rule 144 promulgated under the Act (“Rule 144”) requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Shares under the Act or any state securities or “blue sky” laws or assist the Subscriber in obtaining an exemption from various registration requirements, other than as set forth in Article V herein. The Subscriber agrees to hold the Company and its directors, officers, employees, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (i) any misrepresentation made by the Subscriber contained in this Agreement (including the Confidential Investor Questionnaire contained in Article VII herein), (ii) any sale or distribution by the Subscriber in violation of the Act or any applicable state securities or “blue sky” laws or (iii) any untrue statement of a material fact made by the Subscriber and contained herein.

1.12 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Shares substantially as set forth below, that such Shares have not been registered under the Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Shares.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR

RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

1.13 The Subscriber agrees to supply the Company, within five (5) days after the Subscriber receives the request therefore from the Company, with such additional information concerning the Subscriber as the Company deems necessary or advisable.

1.14 The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber’s principal residence if Subscriber is an individual or its principal business address if it is a corporation or other entity.

1.15 The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute, deliver, and perform this Agreement and to purchase the Shares. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

1.16 If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other entity (a) it is authorized and qualified to become an investor in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so and (b) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

1.17 The Subscriber acknowledges that if he or she is a Registered Representative of an NASD member firm, he or she must give such firm the notice required by the NASD Rules of Fair Practice, receipt of which must be acknowledged by such firm in Section 7.4 below.

1.18 The Subscriber acknowledges and agrees that it shall not be entitled to seek any remedies with respect to the Offering from any party other than the Company.

1.19 The Subscriber understands, acknowledges and agrees with the Company that this Subscription may be rejected, in whole or in part, by the Company, in the sole and absolute discretion of the Company, at any time before any Closing Date notwithstanding prior receipt by the Subscriber of notice of acceptance of the Subscriber’s Subscription.

1.20 The Subscriber understands, acknowledges and agrees with the Company that, except as otherwise set forth herein, the subscription hereunder is irrevocable by the Subscriber, that, except as required by law, the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder and that this Agreement and such other agreements shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

1.21 The Subscriber understands, acknowledges and agrees with the Company that the Offering is intended to be exempt from registration under the Act by virtue of Section 4(2) of the Act and the provisions of Regulation D thereunder, and/or the provisions of Regulation S which is in part dependent upon the truth, completeness and accuracy of the statements made by the Subscriber.

1.22 The Subscriber understands, acknowledges and agrees with the Company that there can be no assurance that the Subscriber will be able to sell or dispose of the Shares. It is understood that in order not to jeopardize the Offering’s exempt status under Section 4(2) of the Act and Regulation D, as well as Regulation S, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

1.23 The Subscriber agrees that during the period from the date that Subscriber was first contacted with respect to the Offering through the last date upon which Subscriber holds any Shares, the Subscriber will not directly or indirectly, through related parties, affiliates or otherwise sell “short” or “short against the box” (as those terms are generally understood) any equity security of the Company.

1.24 The Subscriber has executed and delivered to the Company a Non-Disclosure Agreement dated as of             , 2004 (the “Non Disclosure Agreement”) and hereby acknowledges that the information contained in this Agreement or otherwise made available to the Subscriber in connection herewith is confidential and non-public and agrees that all such information shall be kept in confidence by the Subscriber and neither used by the Subscriber for the Subscriber’s personal benefit (other than in connection with this Subscription) nor disclosed to any third party for any reason, notwithstanding that a Subscriber’s subscription may not be accepted by the Company, except as provided in the Non Disclosure Agreement.

1.25 If the Subscriber is purchasing the Shares in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber represents that Subscriber has been duly authorized and empowered to execute this Agreement and all other subscription documents, and such other person fulfills all the requirements for purchase of the shares as such requirements are set forth herein, concurs in the purchase of the Shares and agrees to be bound by the obligations, representations, warranties and covenants contained herein. Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

1.26 Subscriber represents that no authorization, approval, consent or license of any person is required to be obtained for the purchase of the Shares by the Subscriber, other than as have been obtained and are in full force and effect. Subscriber represents that the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any violation of or constitute a default under any material agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its properties are bound, or to the best of the Subscriber’s knowledge, any permit, franchise, judgment, order, decree, statute, rule or regulation to which the Subscriber or any of its businesses or properties is subject.

1.27 Subscriber represents that the representations, warranties and agreements of the Subscriber contained herein, in the Registration Questionnaire attached hereto as Exhibit A (the “Registration Questionnaire”) and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the Closing Date of the sale of the Shares to the Subscriber as if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of the Shares.

II. REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

The Company hereby represents, warrants and covenants to the Subscriber that:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business as currently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not have, individually or in the aggregate, a material adverse effect on the business, operations, conditions (financial or otherwise), assets, results of operations or prospects of that entity individually or of the Company and its subsidiaries as a whole.

2.2 Capitalization. (a) The authorized capital stock of the Company consists of 24,000,000 shares of Common Stock and 2,000,000 shares of undesignated preferred stock. There are currently 7,178,976 shares of Common Stock outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, free of any liens or encumbrances and are not subject to preemptive rights. There are no shares of preferred stock outstanding. All of the securities issued by the Company have been issued in accordance with all applicable federal and state securities laws. Other than as set forth in the SEC Filings, or as contemplated in this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which either the Company or any of its subsidiaries is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no preemptive rights or rights of first refusal or similar rights which are binding on the Company permitting any person to subscribe for or purchase from the Company shares of its capital stock pursuant to any provision of law, the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate of Incorporation”) or the Company’s By-laws, as in effect on the date hereof (the “By-laws”) or by agreement or otherwise. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares as described in this Agreement and the Summary of Terms. The Company has made available to the Placement Agent true and correct copies of the Company’s Certificate of Incorporation and the Company’s By-laws.

(b) The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. Other than as described in the SEC Filings, no stockholder of the Company has any right to request or require the Company to register the sale of any shares owned by such stockholder under the Act. The sale of the Shares is subject to the approval of the Board of Directors of the Company. No further approval or authority of the stockholders of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

2.3 Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares contemplated herein and the performance of the Company’s obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The issuance and sale of the Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

2.4 No Conflict; Governmental and Other Consents.

(a) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company or any subsidiary is bound, or of any provision of the Certificate of Incorporation or By-Laws of the Company or any subsidiary, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any subsidiary is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company or any subsidiary.

(b) No consent, approval, authorization or other order of any governmental authority or other third-party is required to be obtained by the Company or any subsidiary in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Shares, except such filings as may be required to be made with the Commission, the NASD and the Nasdaq and with any state or foreign blue sky or securities regulatory authority.

2.5 Litigation. Other than as described in the SEC Filings, there is no pending or, to the actual knowledge of any officer or director of the Company, after due investigation, threatened legal or governmental proceedings to which the Company is a party which could materially adversely affect the business, property, financial condition or operations of the Company or the Company’s ability to perform its obligations under this Agreement.

2.6 Accuracy of Offering Documents. All reports required to be filed by the Company within the two years prior to the date of this Agreement under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), have been duly filed with the Commission, complied at the time of filing in all material respects with the requirements of their respective forms and the rules and regulations thereunder, except to the extent updated or superseded by any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and such reports did not contain (as of their respective dates) any untrue statements of a material fact nor omitted to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading except to the extent updated or superseded by any subsequently filed report.

2.7 Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

2.8 Use of Proceeds. The Company intends to use the net proceeds of the Offering for general corporate purposes.

2.9 Intellectual Property. Except as set forth in the SEC Filings, the Company and/or its subsidiaries owns or possesses adequate and enforceable rights to use all material patents, patent applications, trademarks, service marks, trade names, logos, corporate names, copyrights, trade secrets, processes, mask works, licenses, inventions, formulations, technology and know-how and other intangible property used or proposed to be used in the conduct of its business as described in or contemplated by the SEC Filings (the “Proprietary Rights”). Except as set forth in the SEC Filings, the Company and/or its subsidiaries or the entities from whom the Company or such subsidiaries has acquired rights has taken all necessary action to protect all of the Company’s and such subsidiary’s Proprietary Rights. Except as set forth in the Offering Documents, neither the Company nor any of its subsidiaries has received any notice of, and there are not any facts known to the Company or any subsidiary which indicate the existence of (i) any infringement or misappropriation by any third party of any of the Proprietary Rights, (ii) any claim by a third party contesting the validity of any of the Proprietary Rights or (iii) any infringement, misappropriation or violation by the Company or any subsidiary or any of their employees of any Proprietary Rights of third parties. To the best of the Company’s knowledge, neither the Company nor any subsidiary nor any of their employees has infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties. To the Company’s knowledge, no infringement, illicit copying, misappropriation or violation of any intellectual property rights of any third party has occurred or will occur with respect to any products currently being sold by the Company or any subsidiary or with respect to any products currently under development by the Company or any subsidiary or with respect to the conduct of the business of the Company or any subsidiary as currently contemplated. Except as set forth in the SEC Filings, the Company is not aware that any of its employees, including the employees of its subsidiaries are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the employee’s best efforts to promote the interests of the Company and/or its subsidiaries or that would conflict with the business of the Company and/or its subsidiaries as currently conducted or as proposed to be conducted. To the Company’s knowledge, neither the execution and delivery of this Agreement, nor the carrying on of the business of the Company and its subsidiaries by the employees of the Company and its subsidiaries, nor the conduct of the business of the Company and its subsidiaries, as currently conducted or as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

2.10 Non-Disclosure Agreement. The Company has entered into a Non-Disclosure Agreement with Maxim Group LLC (the “Placement Agent”) and the Subscriber. The Registration Statement will contain, at the time of filing, all material information required to be contained in the Registration Statement and will not omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

III. TERMS OF SUBSCRIPTION

3.1 The Company reserves the right to reject the subscription made hereby in its sole discretion. The Offering shall terminate at 11:59 p.m. New York City time on             , 2004 (subject to extension(s) at the Company’s discretion without notice to investors for up to 30 days) (the “Expiration Date”) or such earlier date on which all of the Shares are sold (the “Termination Date”). The Company will conduct a closing (the “Closing”) promptly following receipt and acceptance by the Company of subscriptions for the 1,000,000 Shares. The date on which the Closing occurs shall be referred to as the “Closing Date”.

3.2 Pending the sale of the Shares, all funds paid hereunder shall be deposited by the Company in escrow with the Escrow Agent.

3.3 The Subscriber hereby authorizes and directs the Company to deliver the Shares to be issued to the Subscriber pursuant to this Agreement to the residential or business address indicated on the signature page hereto.

3.4 The Subscriber hereby authorizes and directs the Company to return, without interest, any funds for unaccepted subscriptions to the same account from which the funds were drawn, including any customer account maintained with the Placement Agent.

3.5 The Company’s agreement with each Subscriber is a separate agreement and the sale of the Shares to each Subscriber is a separate sale.

IV. CONDITIONS TO CLOSING

4.1 Conditions to Obligations of the Subscribers. The Subscribers’ obligation to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions, which conditions may be waived at the option of each Subscriber to the extent permitted by law:

(a) Representations and Warranties Correct. The representations and warranties made by the Company in Article II hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such purchase shall have been performed or complied with in all material respects.

(c) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(d) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Shares (except as otherwise provided in this Agreement).

4.2 Conditions to Obligations of the Company. The Company’s obligation to sell the Shares at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions, which conditions may be waived at the option of each Subscriber to the extent permitted by law:

(a) Representations and Warranties Correct. The representations and warranties made by the Investor herein shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Investor on or prior to such purchase shall have been performed or complied with in all material respects.

(c) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(d) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Shares (except as otherwise provided in this Agreement).

(e) Minimum Investment. The Company shall have received and accepted subscriptions for at least 1,000,000 shares. The Subscriber understands that the Company has no obligation to accept any subscriptions.

V. REGISTRATION RIGHTS

5.1 As used in this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

(b) “Business Day” shall mean a day Monday through Friday on which banks are generally open for business in New York.

(c) “Holders” shall mean the Subscribers and any person holding Registrable Securities or any person to whom the rights under Article V have been transferred in accordance with Section 5.9 hereof.

(d) “Person” shall mean any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

(e) The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

(f) “Registrable Securities” shall mean the Shares; provided, however, that Shares shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the Commission; (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) are held by a Holder or a permitted transferee pursuant to Section 5.9; or (D) have not become eligible for sale pursuant to Rule 144 (or any successor thereto) under the Act.

(g) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 5.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

(h) “Registration Statement” shall have the meaning ascribed to such term in Section 5.2.

(i) “Registration Period” shall have the meaning ascribed to such term in Section 5.2.

(j) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and, except to the extent set forth in the definition of Registration Expenses, all fees and expenses of legal counsel for any Holder.

5.2 Subject to the terms herein, the Company will, as soon as practicable but not later than the earlier of (A) 10 days following the date that the Company files its preliminary proxy statement related to the Merger with and into the Company or (B) 90 days following the Closing Date (the “Outside Filing Date”), (a) file a registration statement on the appropriate form (the “Registration Statement”) to allow the resale of the Registrable Securities with the SEC, and use its commercially reasonable efforts to have such Registration Statement declared effective by the SEC prior to the date which is 90 days after the Outside Filing Date; and (b) cause such Registration Statement to remain effective (the “Registration Period”) until the earlier of (i) such date as the holders of the Registrable Securities have completed the distribution described in the Registration Statement or (ii) at such time that such Registrable Securities have become eligible for sale pursuant to Rule 144 (or any successor thereto) under the Act. If the Company has not filed such Registration Statement on or before the Filing Date, then the Company shall pay each investor as liquidated damages one percent (1%) of its initial investment, provided, further, that the investors will have no other right to damages for failure of the Company to file the Registration Statement on the Filing Date other than the right of the investors to sue the Company for specific performance of the filing of the Registration Statement in accordance with the terms herein.

To the extent permissible, such Registration Statement also shall cover, to the extent allowable under the Act and the rules promulgated thereunder (including Rule 416 under the Act), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.

5.3 All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 5.2 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders.

5.4 In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(a) use its best efforts to keep such registration, and any qualification, exemption or compliance under state or federal securities laws which the Company determines to obtain, continuously effective until the termination of the Registration Period; and

(b) advise the Holders as soon as practicable:

(i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

(c) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

(d) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in the form filed with the Commission;

(e) during the Registration Period, deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto. In addition, upon the reasonable request of the Holder and subject in all cases to confidentiality protections reasonably acceptable to the Company, the Company will meet with a Holder or a representative thereof at the Company’s headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities, and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder’s exposure to liability under the Act, including the reasonable production of information at the Company’s headquarters;

(f) prior to any public offering of Registrable Securities pursuant to any registration statement, use its best efforts to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of up to ten states designated in writing by the majority of the Holders within ten days after the Closing; provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

(g) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends to the extent not required at such time and in such denominations and registered in such names as Holders may request at least five (5) business days prior to sales of Registrable Securities pursuant to such Registration Statement;

(h) upon the occurrence of any event contemplated by Section 5.4(b)(v) above, the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter promptly delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(i) use its best efforts to comply with all applicable rules and regulations of the Commission, and use its best efforts to make generally available to the Holders not later than 45 days (or 90 days if the fiscal quarter is the fourth fiscal quarter) after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement satisfying the provisions of Section 11(a) of the Act.

5.5 The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 5.2 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

5.6 (a) To the extent permitted by law, the Company shall indemnify each Holder, each underwriter of the Registrable Securities and each person controlling such Holder within the meaning of Section 15 of the Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 5.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse each Holder, each underwriter of the Registrable Securities and each person controlling such Holder, for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; provided, further, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities.

(b) Each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter of the Registrable Securities and each person who controls the Company within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 5.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, each underwriter of the Registrable

Securities and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not made available to the Holder and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities in excess of the net proceeds received by such Holder in the offering, except in the event of fraud by such Holder.

(c) Each party entitled to indemnification under this Section 5.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).

(d) If the indemnification provided for in this Section 5.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities pursuant to this paragraph 5.6(d) in excess of the net proceeds received by such Holder in the Offering, except in the event of fraud by such Holder.

5.7 (a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by Section 5.2 until its receipt of copies of the supplemented or amended prospectus from the Company, such prospectus to be forwarded promptly to the Subscriber by the Company, and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b) Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 5.2 during (i) any period not to exceed two 30-day periods within any one 12-month period the Company requires in connection with a primary underwritten offering of equity securities and (ii) any period, not to exceed two 90-day periods within any one 12-month period, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable.

(c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Article V.

(d) Each Holder hereby covenants with the Company not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Act and any state securities laws to be satisfied and agrees not to make any sale of the Registrable Securities in jurisdictions other than those designated pursuant to Section 5.2(f).

(e) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement described in this Section are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

(f) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(g) At the end of the period during which the Company is obligated to keep the Registration Statement current and effective as described above, the Holders of Registrable Securities included in the Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

5.8 With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which at any time permit the sale of the Registrable Securities to the public without registration, the Company shall use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any unregistered Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

5.9 The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 5.1 may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities, provided, however, that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company; (iii) such transferee agrees to comply with the terms and provisions of this Agreement, and (iv) such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 5.9, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

5.10 The Company shall use best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed.

5.11 With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this Article V may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

VI. MISCELLANEOUS

6.1 Any notice or other communication to the Company given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefore, addressed to DrugMax, Inc., 25400 U.S. Highway 19 North, Suite 137, Clearwater, Florida 33763, Attn: Chief Financial Officer, and to the Subscriber at the Subscriber’s address indicated on the signature page of this Agreement. Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

6.2 Except as provided in Section 5.9 above, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

6.3 Subject to the provisions of Section 5.9 and 6.13, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

6.4 Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Shares as herein provided; subject, however, to any applicable state laws providing rescission rights to the Investor and to the right hereby reserved to the Company to revoke this subscription in accordance with Section 1.18, enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

6.5 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE EXCLUSIVE FORUMS FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT ARE EITHER THE SUPREME COURT OF THE STATE OF FLORIDA IN AND FOR THE COUNTY OF HILLSBOROUGH OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS. THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

6.6 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

6.7 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

6.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.9 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

6.10 (a) The Subscribers severally agree not to issue any public statement with respect to the Subscribers’ investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

(b) The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law and to satisfy its obligations under Article V.

6.11 The Subscriber represents and warrants that it has not engaged, consented to nor authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Subscriber hereby severally agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Subscriber hereunder.

6.12 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except for the holders of Registrable Securities.

6.13 The Company acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of Article V of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that such damage would not be compensable in money damages and that it would be extremely difficult or impracticable to measure the resultant damages. Accordingly, any Subscriber shall be entitled to an injunction or injunctions with respect to the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled at law or in equity, and the Company expressly waives any defense that a remedy in damages would be adequate and expressly waives any requirement in an action for specific performance for the posting of a bond by the Subscriber bringing such action.